KNIFE RIVER CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS

Achieved record third quarter revenue, gross profit and net income
Announced recent acquisition of aggregates and liquid asphalt businesses
Narrowed guidance range on revenue and adjusted EBITDA
BISMARCK, N.D. — November 4, 2024 — Knife River Corporation (NYSE: KNF), an aggregates-led, vertically integrated construction materials and contracting services company, today announced financial results for the third quarter ended September 30, 2024.

PERFORMANCE SUMMARY

	Three Months Ended			Nine Months Ended
(In millions, except per share)	2024	2023	% Change	2024	2023	% Change
Revenue	$1,105.3	$1,090.4	1%	$2,241.8	$2,183.5	3%
Gross profit	$273.0	$269.4	1%	$455.7	$426.5	7%
Net income	$148.1	$146.7	1%	$178.4	$162.2	10%
Net income margin	13.4%	13.4%		8.0%	7.4%

Adjusted EBITDA	$245.2	$247.5	(1)%	$381.8	$360.0	6%
Adjusted EBITDA margin	22.2%	22.7%		17.0%	16.5%

Net income per share	$2.60	$2.58	1%	$3.14	$2.86	10%
Note: Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

MANAGEMENT COMMENTARY
“Our third quarter results demonstrate the fundamental strength of our business and the benefits of our segment diversity,” said Knife River President and CEO Brian Gray. “We achieved record quarterly revenue, gross profit and net income, and adjusted EBITDA was near our record from the third quarter of 2023. Our geographic segments contributed record EBITDA of $224.6 million for the quarter, a combined 6 percent increase year-over-year across the Pacific, Northwest, Mountain and Central segments, which helped us overcome the anticipated EBITDA reduction at our Energy Services segment.”

“We are also excited to announce that we have closed on additional acquisitions, which we expect to generate an attractive financial return," Gray said. "Through Nov. 2, 2024, we have deployed $129.3 million of capital on six acquisitions, with a focus on aggregate reserves and construction materials. Purchase multiples were between 6-8 times projected 2025 EBITDA."

“Recent acquisitions include aggregate-specific purchases in key markets, including the assets of Frank B. Marks & Son in Northern California, Rock Products Manufacturing in Central Oregon and a sand reserve in Sioux Falls, South Dakota," Gray said. "Also, on Nov. 2, we purchased the business of Albina Asphalt. Based in Vancouver, Washington, Albina will expand the footprint of our high-margin liquid asphalt materials product line, with terminals in our most profitable geographic segment. While we incurred more corporate development costs during the quarter related to increased acquisition activity, we believe these investments will enhance our long-term profitability. We are excited to have a full pipeline of additional acquisition opportunities in front of us.”

"Growth is a key component of our 'Competitive EDGE' strategy, and so are pricing optimization, cost control and continuous improvements," Gray said. "During the quarter, our teams continued to optimize the pricing of our construction materials, control production costs through our Process Improvement Teams and realize higher margins on our contracting services. Our 'EDGE' strategy guides our decisions on quality of work over quantity of work."

“We also continue to benefit from a strong public funding backdrop," Gray said. "We are seeing continued opportunities to bid on projects across our footprint, with record or near-record budgets at most of our state departments of transportation. We have a good schedule of DOT bid lettings coming up for 2025 across our states. Our backlog of $755 million is higher than the same period last year, with slightly higher expected margins. For the sixth consecutive quarter, our year-over-year expected backlog margins have improved, dating back to the launch of our EDGE plan.”

“As we look ahead at the full year, including expectations for our segments in the fourth quarter and anticipated acquisition expenses related to our growth program, we are narrowing guidance for 2024 revenue and adjusted EBITDA,” Gray said. “We expect revenue in the range of $2.85 billion to $2.95 billion, and adjusted EBITDA in the range of $445 million to $465 million. We are focused on a strong finish to the year and positioning our business for long-term growth. Thank you to our team members for working safely and for all they do to contribute to Knife River's continued success.”

THIRD QUARTER 2024 RESULTS
For the three months ended September 30, 2024, we reported record consolidated revenue of $1.1 billion, a 1% increase from the prior-year record revenue. Although volumes have declined as a direct result of our quality over quantity approach, record revenue was primarily driven by price increases in our aggregates and ready-mix product lines and increased contracting services revenues. We also reported record third quarter net income of $148.1 million, compared to net income of $146.7 million in the prior-year period. We had solid EBITDA contributions from each of our geographic segments, totaling a 6% increase from the prior-year period and a 14.8% increase in the first nine months of 2024, compared to the same period in 2023. Across each of our segments, we remain committed to continued improvement of our EDGE initiatives to optimize materials pricing and seek higher margins for contracting services. The results at our geographic segments helped to offset decreased EBITDA at Energy Services, which was expected and which we have guided to over the past few quarters, as liquid asphalt pricing decreased. Consolidated adjusted EBITDA for the quarter was $245.2 million, compared to $247.5 million in the prior-year period.
In the fourth quarter of 2023, we realigned our reportable segments to better support our operational strategies. The liquid asphalt and related services portion of the Pacific segment’s businesses are now reported under the Energy Services segment. In addition, the North Central and South operating segments have been aggregated into one reportable segment, Central. We also reallocated certain amounts to the operating segments that were previously reported within Corporate Services. All periods have been recast to conform with the revised presentation.
See the section entitled "Non-GAAP Financial Measures" for more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure.

REPORTING SEGMENT PERFORMANCE
Pacific
Alaska, California, Hawaii	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$165.0	$157.3	5%	$375.2	$348.1	8%
Gross profit	$34.3	$33.3	3%	$60.2	$59.8	1%
Gross margin	20.8%	21.1%		16.0%	17.2%
EBITDA	$29.5	$28.6	3%	$46.5	$46.1	1%
EBITDA margin	17.9%	18.2%		12.4%	13.3%
Third quarter revenue increased to a record $165.0 million, driven by continued construction activity in Northern California, coupled with price increases in all product lines. Offsetting the price increases were reduced volumes in all product lines, with asphalt showing the largest decrease due to the nature of the contracting work in the quarter being more geared to heavy-civil construction than paving. EBITDA increased year-over-year, largely due to margin increases across most product lines with price increases outpacing costs and improved contracting services gross profit from more work in Northern California.

Northwest
Oregon, Washington	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$218.1	$209.4	4%	$539.7	$504.2	7%
Gross profit	$57.4	$50.2	14%	$129.1	$107.9	20%
Gross margin	26.3%	24.0%		23.9%	21.4%
EBITDA	$55.9	$48.5	15%	$126.8	$101.3	25%
EBITDA margin	25.6%	23.2%		23.5%	20.1%
Third quarter revenue increased 4% year-over-year to a record $218.1 million, as a result of public-agency construction work in the region, which also contributed to higher asphalt volumes. EBITDA was a record $55.9 million for the quarter, a 15% improvement year-over-year. The segment experienced improved contracting services margins, partly related to favorable project execution as well as efficiencies gained at its state-of-the-art prestress facility in Spokane.

Mountain
Idaho, Montana, Wyoming	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$261.1	$255.1	2%	$514.9	$491.5	5%
Gross profit	$61.1	$59.7	2%	$101.1	$88.8	14%
Gross margin	23.4%	23.4%		19.6%	18.1%
EBITDA	$59.4	$59.4	—%	$96.5	$86.0	12%
EBITDA margin	22.8%	23.3%		18.7%	17.5%
Third quarter revenue increased to a record $261.1 million, driven by increased pricing on aggregates and ready-mix, as well as contracting services activity. EBITDA remained unchanged year-over-year, as lower aggregate and ready-mix volumes were offset by improved contracting services margins as a result of disciplined project bidding and project timing.

Central
Iowa, Minnesota, North Dakota, South Dakota, Texas	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$354.9	$354.9	—%	$630.5	$643.6	(2)%
Gross profit	$85.4	$80.4	6%	$110.6	$101.1	9%
Gross margin	24.1%	22.6%		17.5%	15.7%
EBITDA	$79.8	$74.8	7%	$97.3	$86.3	13%
EBITDA margin	22.5%	21.1%		15.4%	13.4%
Third quarter revenue remained flat year-over-year, positively impacted by increased pricing, but offset by lower volumes as a result of our EDGE-related initiative of quality of work over quantity of work. EBITDA improved 7% to a third quarter record of $79.8 million, which was the result of increased pricing for ready-mix and asphalt as well as increased margins for contracting services from disciplined project bidding and execution.

Energy Services
California, Iowa, Nebraska, South Dakota, Texas, Wyoming	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$125.9	$140.6	(10)%	$214.9	$234.1	(8)%
Gross profit	$34.7	$46.7	(26)%	$53.7	$68.2	(21)%
Gross margin	27.5%	33.3%		25.0%	29.1%
EBITDA	$33.7	$45.7	(26)%	$50.6	$64.5	(22)%
EBITDA margin	26.8%	32.5%		23.5%	27.6%
Third quarter revenue decreased year-over-year as anticipated and previously disclosed, as pricing for liquid asphalt continued to decrease across all markets. The decrease in pricing was slightly offset by strong demand in California and Texas. EBITDA decreased 26% year-over-year, as a result of lower market pricing and higher operating costs associated with plant repairs at our California terminal.

CAPITAL ALLOCATION & LIQUIDITY
Knife River is committed to disciplined use of capital, including reinvesting in the company to maintain fixed assets, improve operations and grow our business. For reporting purposes, we allocate capital expenditures in two categories, which align with our EDGE strategy: Disciplined use of capital and Growth of our company.

•Discipline (Support and Improve Existing Operations)
◦Maintenance: Plant and equipment; aggregate reserve replacement.
◦Improvements: Productivity, safety, quality, environmental improvements that drive return on invested capital and support our core values.

•Growth (Expand Operations)
◦Organic: Greenfield growth in new markets; additional operations in existing markets.
◦Acquisition: Purchase bolt-on or new platform operations in mid-sized, high-growth markets; focused on materials.

In the Discipline category, we estimate 2024 capital expenditures to be between 5% and 7% of revenue guidance, with $127.2 million spent as of Sept. 30, 2024. The majority has been spent on routine replacement of vehicles and equipment, plant improvements and buildings.

As of Nov. 4, we have invested $129.3 million in our Growth category on six acquisitions, which include aggregate, ready-mix and liquid asphalt operations. For the remainder of the year, we have approved investments totaling $23.1 million for the initial development of approved greenfield projects.

Capital expenditures for future acquisitions and organic opportunities would be incremental to the outlined capital program; these opportunities are dependent upon economic and other competitive conditions. It is anticipated that capital expenditures for 2024 will be funded by various sources, including internally generated cash and debt.
As of September 30, 2024, Knife River had $220.4 million of unrestricted cash and cash equivalents and had $691.7 million of gross debt and $329.4 million of available capacity under its revolving credit facility, net of outstanding letters of credit. Net leverage, defined as the ratio of net debt to trailing-twelve-month Adjusted EBITDA, was 1.0x at September 30, 2024.

2024 FINANCIAL GUIDANCE
Knife River narrowed our full year 2024 revenue and Adjusted EBITDA guidance ranges. Also for the full year 2024, we anticipate price increases of high single digits for aggregates and ready-mix and low single digits for asphalt. We expect continued pricing momentum to be partially offset by volume declines for the materials product lines, including mid single digits for aggregates, high single digits for ready-mix and mid single digits for asphalt. The guidance ranges are based on normal economic and operating conditions.

	Low	High
	(In millions)
Revenue
Revenue (Knife River Consolidated)	$2,850.0	$2,950.0

Adjusted EBITDA
Geographic Segments and Corporate Services	$390.0	$405.0
Energy Services	$55.0	$60.0
Knife River Consolidated	$445.0	$465.0

THIRD QUARTER 2024 RESULTS CONFERENCE CALL
Knife River will host a conference call at 11 a.m. EST on November 4, 2024, to discuss third quarter results, 2024 guidance and conduct a question-and-answer session. The event will be webcast at https://events.q4inc.com/attendee/304447263.

To participate in the live call:
•Domestic: 1-800-549-8228
•International: 1-289-819-1520
Conference ID: 66729

ABOUT KNIFE RIVER CORPORATION
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.

CORPORATE CONTACTS
Media Contact: Tony Spilde, Senior Director of Communications, 541-693-5949
IR Contact: Zane Karimi, Director of Investor Relations, 503-944-3508

Knife River Corporation
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(In millions, except per share amounts)
Revenue:
Construction materials	$545.7	$553.1	$1,185.0	$1,177.7
Contracting services	559.6	537.3	1,056.8	1,005.8
Total revenue	1,105.3	1,090.4	2,241.8	2,183.5
Cost of revenue:
Construction materials	345.0	346.3	865.3	856.6
Contracting services	487.3	474.7	920.8	900.4
Total cost of revenue	832.3	821.0	1,786.1	1,757.0
Gross profit	273.0	269.4	455.7	426.5
Selling, general and administrative expenses	63.9	59.2	183.6	167.3
Operating income	209.1	210.2	272.1	259.2
Interest expense	13.9	15.3	41.8	44.0
Other income	2.5	—	7.5	3.3
Income before income taxes	197.7	194.9	237.8	218.5
Income tax expense	49.6	48.2	59.4	56.3
Net income	$148.1	$146.7	$178.4	$162.2

Net income per share:
Basic	$2.62	$2.59	$3.15	$2.87
Diluted	$2.60	$2.58	$3.14	$2.86
Weighted average common shares outstanding:
Basic	56.6	56.6	56.6	56.6
Diluted	56.9	56.7	56.8	56.6

Knife River Corporation
Consolidated Balance Sheets
(Unaudited)
	September 30, 2024	September 30, 2023	December 31, 2023
Assets	(In millions, except shares and per share amounts)
Current assets:
Cash, cash equivalents and restricted cash	$267.4	$116.2	$262.3
Receivables, net	449.2	491.9	266.8
Costs and estimated earnings in excess of billings on uncompleted contracts	69.3	50.5	27.3
Inventories	347.3	314.7	319.6
Prepayments and other current assets	26.4	38.1	37.5
Total current assets	1,159.6	1,011.4	913.5
Noncurrent assets:
Property, plant and equipment	2,692.2	2,547.6	2,579.7
Less accumulated depreciation, depletion and amortization	1,346.0	1,248.1	1,264.7
Net property, plant and equipment	1,346.2	1,299.5	1,315.0
Goodwill	275.3	274.5	274.5
Other intangible assets, net	9.8	11.5	10.8
Operating lease right-of-use assets	47.4	44.3	44.7
Investments and other	45.8	39.7	41.3
Total noncurrent assets	1,724.5	1,669.5	1,686.3
Total assets	$2,884.1	$2,680.9	$2,599.8
Liabilities and Stockholders' Equity
Current liabilities:
Long-term debt - current portion	$8.8	$7.1	$7.1
Accounts payable	180.6	149.0	107.7
Billings in excess of costs and estimated earnings on uncompleted contracts	44.8	58.8	51.4
Taxes payable	16.0	53.3	9.3
Accrued compensation	42.1	37.9	48.1
Accrued interest	13.8	16.0	7.2
Current operating lease liabilities	13.5	13.7	12.9
Other accrued liabilities	106.5	89.2	103.6
Total current liabilities	426.1	425.0	347.3
Noncurrent liabilities:
Long-term debt	669.7	675.6	674.6
Deferred income taxes	187.9	174.0	174.5
Noncurrent operating lease liabilities	33.9	30.6	31.8
Other	117.6	132.7	105.6
Total liabilities	1,435.2	1,437.9	1,333.8
Commitments and contingencies
Stockholders' equity:
Common stock, 300,000,000 shares authorized, $0.01 par value, 57,043,841 shares issued and 56,612,705 shares outstanding at September 30, 2024; 56,997,350 shares issued and 56,566,214 shares outstanding at September 30, 2023; 57,009,542 shares issued and 56,578,406 shares outstanding at December 31, 2023
	.6	.6	.6
Other paid-in capital	618.8	613.0	614.5
Retained earnings	844.2	645.2	665.8
Treasury stock held at cost - 431,136 shares	(3.6)	(3.6)	(3.6)
Accumulated other comprehensive loss	(11.1)	(12.2)	(11.3)
Total stockholders' equity	1,448.9	1,243.0	1,266.0
Total liabilities and stockholders' equity	$2,884.1	$2,680.9	$2,599.8

Knife River Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	September 30,
	2024	2023
	(In millions)
Operating activities:
Net income	$178.4	$162.2
Adjustments to reconcile net income to net cash provided by operating activities	115.1	93.0
Changes in current assets and liabilities, net of acquisitions:
Receivables	(224.8)	(302.5)
Due from related-party	—	16.1
Inventories	(27.3)	8.6
Other current assets	11.1	(20.2)
Accounts payable	77.2	91.6
Due to related-party	—	(7.3)
Other current liabilities	17.3	78.0
Pension and postretirement benefit plan contributions	(2.5)	(1.6)
Other noncurrent changes	5.4	35.0
Net cash provided by operating activities	149.9	152.9
Investing activities:
Capital expenditures	(127.2)	(86.4)
Acquisitions, net of cash acquired	(15.0)	—
Net proceeds from sale or disposition of property and other	7.6	5.2
Investments	(3.2)	(1.7)
Net cash used in investing activities	(137.8)	(82.9)
Financing activities:
Issuance of long-term related-party notes, net	—	205.3
Issuance of long-term debt	—	700.0
Repayment of long-term debt	(5.3)	(1.9)
Debt issuance costs	—	(16.7)
Tax withholding on stock-based compensation	(1.7)	—
Net transfers to Centennial Energy Holdings Inc.	—	(850.6)
Net cash provided by (used in) financing activities	(7.0)	36.1
Increase in cash, cash equivalents and restricted cash	5.1	106.1
Cash, cash equivalents and restricted cash -- beginning of year	262.3	10.1
Cash, cash equivalents and restricted cash -- end of period	$267.4	$116.2

Segment Financial Data and Highlights (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
	(Dollars in millions)
Revenues by segment:
Pacific	$165.0		$157.3		$375.2		$348.1
Northwest	218.1		209.4		539.7		504.2
Mountain	261.1		255.1		514.9		491.5
Central	354.9		354.9		630.5		643.6
Energy Services	125.9		140.6		214.9		234.1
Total segment revenues	1,125.0		1,117.3		2,275.2		2,221.5
Corporate Services and Eliminations	(19.7)		(26.9)		(33.4)		(38.0)
Consolidated revenues	$1,105.3		$1,090.4		$2,241.8		$2,183.5

Gross profit by segment:
Pacific	$34.3	20.8%	$33.3	21.1%	$60.2	16.0%	$59.8	17.2%
Northwest	57.4	26.3%	50.2	24.0%	129.1	23.9%	107.9	21.4%
Mountain	61.1	23.4%	59.7	23.4%	101.1	19.6%	88.8	18.1%
Central	85.4	24.1%	80.4	22.6%	110.6	17.5%	101.1	15.7%
Energy Services	34.7	27.5%	46.7	33.3%	53.7	25.0%	68.2	29.1%
Total segment gross profit	272.9	24.3%	270.3	24.2%	454.7	20.0%	425.8	19.2%
Corporate Services and Eliminations	0.1	(0.6)%	(0.9)	3.2%	1.0	(3.0)%	0.7	(1.6)%
Consolidated gross profit	$273.0	24.7%	$269.4	24.7%	$455.7	20.3%	$426.5	19.5%

Net income by segment:
Pacific	$23.4	14.2%	$23.1	14.7%	$28.5	7.6%	$30.2	8.7%
Northwest	45.2	20.7%	38.7	18.5%	95.1	17.6%	72.9	14.5%
Mountain	52.7	20.2%	53.1	20.8%	76.8	14.9%	67.4	13.7%
Central	70.1	19.8%	66.1	18.6%	69.7	11.1%	61.1	9.5%
Energy Services	32.4	25.8%	44.5	31.6%	46.8	21.8%	60.8	26.0%
Total segment net income	223.8	19.9%	225.5	20.2%	316.9	13.9%	292.4	13.2%
Corporate Services and Eliminations (a)	(75.7)	N.M.	(78.8)	N.M.	(138.5)	N.M.	(130.2)	N.M.
Consolidated net income	$148.1	13.4%	$146.7	13.4%	$178.4	8.0%	$162.2	7.4%

EBITDA by segment:
Pacific	$29.5	17.9%	$28.6	18.2%	$46.5	12.4%	$46.1	13.3%
Northwest	55.9	25.6%	48.5	23.2%	126.8	23.5%	101.3	20.1%
Mountain	59.4	22.8%	59.4	23.3%	96.5	18.7%	86.0	17.5%
Central	79.8	22.5%	74.8	21.1%	97.3	15.4%	86.3	13.4%
Energy Services	33.7	26.8%	45.7	32.5%	50.6	23.5%	64.5	27.6%
Total segment EBITDA (b)	258.3	23.0%	257.0	23.0%	417.7	18.4%	384.2	17.3%
Corporate Services and Eliminations	(13.7)	N.M.	(15.6)	N.M.	(42.3)	N.M.	(31.8)	N.M.
Consolidated EBITDA (b)	$244.6	22.1%	$241.4	22.1%	$375.4	16.7%	$352.4	16.1%
(a)N.M. - not meaningful
(b)EBITDA, segment EBITDA, EBITDA margin and segment EBITDA margin are non-GAAP financial measures. For more information and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

The following table summarizes backlog for the company.

	September 30, 2024	September 30, 2023
	(In millions)
Pacific	$114.9	$69.8
Northwest	168.0	227.4
Mountain	279.9	251.1
Central	192.3	183.9
	$755.1	$732.2
Margins on backlog at September 30, 2024, are expected to be slightly higher than the margins on backlog at September 30, 2023. Approximately 87% of the company's contracting services backlog relates to publicly funded projects, including street and highway construction projects. Period over period increases or decreases should not be used as an indicator of future revenues or earnings.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales (thousands):
Aggregates (tons)	11,169	12,022	24,833	26,071
Ready-mix concrete (cubic yards)	1,148	1,271	2,653	2,944
Asphalt (tons)	3,150	3,349	5,183	5,441

Average selling price:*
Aggregates (per ton)	$17.32	$16.10	$17.56	$16.24
Ready-mix concrete (per cubic yard)	$185.97	$169.98	$185.78	$169.02
Asphalt (per ton)	$68.28	$66.51	$67.68	$66.41
*The average selling price includes freight and delivery and other revenues.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
	(Dollars in millions)
Revenues by product line:
Aggregates	$193.4		$193.6		$436.2		$423.5
Ready-mix concrete	213.5		216.0		492.8		497.7
Asphalt	215.1		222.8		350.8		361.3
Liquid asphalt	110.9		122.6		187.3		203.8
Other*	89.7		91.5		206.4		192.1
Contracting services	559.6		537.3		1,056.8		1,005.8
Internal sales	(276.9)		(293.4)		(488.5)		(500.7)
Total revenues	$1,105.3		$1,090.4		$2,241.8		$2,183.5

Gross profit by product line:
Aggregates	$51.7	26.7%	$51.8	26.7%	$96.1	22.0%	$90.6	21.4%
Ready-mix concrete	39.6	18.6%	37.7	17.4%	78.1	15.8%	74.5	15.0%
Asphalt	43.1	20.0%	39.4	17.7%	54.7	15.6%	49.7	13.8%
Liquid asphalt	28.8	26.0%	39.2	32.0%	43.7	23.3%	57.4	28.1%
Other*	37.5	41.8%	38.7	42.3%	47.1	22.8%	48.9	25.5%
Contracting services	72.3	12.9%	62.6	11.7%	136.0	12.9%	105.4	10.5%
Total gross profit	$273.0	24.7%	$269.4	24.7%	$455.7	20.3%	$426.5	19.5%
*Other includes cement, merchandise, fabric and spreading, and other products and services that individually are not considered to be a core line of business.

NON-GAAP FINANCIAL MEASURES
EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, including those measures by segment, as applicable, net debt and net leverage are considered non-GAAP measures of financial performance. These non-GAAP financial measures are not measures of financial performance under GAAP. The items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measures should not be considered substitutes for the applicable GAAP metric.
EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are most directly comparable to the corresponding GAAP measures of net income and net income margin. Net debt and net leverage are most directly comparable to the corresponding GAAP measures of total debt. We believe these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to our peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of our core operations. We also exclude the one-time, non-recurring costs associated with the separation of Knife River from MDU Resources as those are not expected to continue. We believe EBITDA and Adjusted EBITDA assist rating agencies and investors in comparing operating performance across operating periods on a consistent basis by excluding items management does not believe are indicative of the company's operating performance, including using EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. We believe EBITDA and EBITDA margin, including those measures by segment, are useful performance measures because they provide clarity as to the operational results of the company. Management believes net debt and net leverage are useful performance measures because they provide a measure of how long it would take the company to pay back its debt if net debt and Adjusted EBITDA were constant. Net leverage also allows management to assess our borrowing capacity and optimal leverage ratio. Our management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating our operating results internally and calculating employee incentive compensation, and leverage as a multiple of Adjusted EBITDA to determine the appropriate method of funding our operations.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. EBITDA margin is calculated by dividing EBITDA by revenues. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Net debt is calculated by adding unamortized debt issuance costs to the total debt balance presented on the balance sheet, less any unrestricted cash. Net leverage is calculated by dividing net debt by trailing-twelve-month Adjusted EBITDA. These non-GAAP financial measures are calculated the same for both the segment and consolidated metrics and should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income, net income margin and total debt and are intended to be helpful supplemental financial measures for investors’ understanding of our operating performance. Our non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, net debt and net leverage measures having the same or similar names.
The following information reconciles segment and consolidated net income (loss) to EBITDA and Adjusted EBITDA and provides the calculation of EBITDA margin, Adjusted EBITDA margin, net debt and net leverage. Interest expense, net, is net of interest income that is included in other income (expense) on the Consolidated Statements of Operations.

Three Months Ended September 30, 2024	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$23.4	$45.2	$52.7	$70.1	$32.4	$(75.7)	$148.1
Depreciation, depletion and amortization	6.1	10.7	6.7	9.7	1.3	0.3	34.8
Interest expense, net	—	—	—	—	—	12.1	12.1
Income taxes	—	—	—	—	—	49.6	49.6
EBITDA	$29.5	$55.9	$59.4	$79.8	$33.7	$(13.7)	$244.6
Unrealized (gains) losses on benefit plan investments						$(1.2)	$(1.2)
Stock-based compensation expense						1.8	1.8
Adjusted EBITDA						$(13.1)	$245.2

Revenue	$165.0	$218.1	$261.1	$354.9	$125.9	$(19.7)	$1,105.3
Net Income Margin	14.2%	20.7%	20.2%	19.8%	25.8%	N.M.	13.4%
EBITDA Margin	17.9%	25.6%	22.8%	22.5%	26.8%	N.M.	22.1%
Adjusted EBITDA Margin						N.M.	22.2%
*N.M. - not meaningful

Three Months Ended September 30, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$23.1	$38.7	$53.1	$66.1	$44.5	$(78.8)	$146.7
Depreciation, depletion and amortization	5.5	9.8	6.3	8.7	1.2	0.3	31.8
Interest expense, net	—	—	—	—	—	14.7	14.7
Income taxes	—	—	—	—	—	48.2	48.2
EBITDA	$28.6	$48.5	$59.4	$74.8	$45.7	$(15.6)	$241.4
Unrealized (gains) losses on benefit plan investments						$0.6	$0.6
Stock-based compensation expense						1.5	1.5
One-time separation costs						4.0	4.0
Adjusted EBITDA						$(9.5)	$247.5

Revenue	$157.3	$209.4	$255.1	$354.9	$140.6	$(26.9)	$1,090.4
Net Income Margin	14.7%	18.5%	20.8%	18.6%	31.6%	N.M.	13.4%
EBITDA Margin	18.2%	23.2%	23.3%	21.1%	32.5%	N.M.	22.1%
Adjusted EBITDA Margin						N.M.	22.7%
*N.M. - not meaningful

Nine Months Ended September 30, 2024	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$28.5	$95.1	$76.8	$69.7	$46.8	$(138.5)	$178.4
Depreciation, depletion and amortization	18.0	31.7	19.6	27.6	3.8	.8	101.5
Interest expense, net	—	—	0.1	—	—	36.0	36.1
Income taxes	—	—	—	—	—	59.4	59.4
EBITDA	$46.5	$126.8	$96.5	$97.3	$50.6	$(42.3)	$375.4
Unrealized (gains) losses on benefit plan investments						$(2.8)	$(2.8)
Stock-based compensation expense						5.4	5.4
One-time separation costs						3.8	3.8
Adjusted EBITDA						$(35.9)	$381.8

Revenue	$375.2	$539.7	$514.9	$630.5	$214.9	$(33.4)	$2,241.8
Net Income Margin	7.6%	17.6%	14.9%	11.1%	21.8%	N.M.	8.0%
EBITDA Margin	12.4%	23.5%	18.7%	15.4%	23.5%	N.M.	16.7%
Adjusted EBITDA Margin						N.M.	17.0%
*N.M. - not meaningful

Nine Months Ended September 30, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$30.2	$72.9	$67.4	$61.1	$60.8	$(130.2)	$162.2
Depreciation, depletion and amortization	15.9	28.4	18.5	25.2	3.7	0.8	92.5
Interest expense, net	—	—	0.1	—	—	41.3	41.4
Income taxes	—	—	—	—	—	56.3	56.3
EBITDA	$46.1	$101.3	$86.0	$86.3	$64.5	$(31.8)	$352.4
Unrealized (gains) losses on benefit plan investments						$(1.1)	$(1.1)
Stock-based compensation expense						2.3	2.3
One-time separation costs						6.4	6.4
Adjusted EBITDA						$(24.2)	$360.0

Revenue	$348.1	$504.2	$491.5	$643.6	$234.1	$(38.0)	$2,183.5
Net Income Margin	8.7%	14.5%	13.7%	9.5%	26.0%	N.M.	7.4%
EBITDA Margin	13.3%	20.1%	17.5%	13.4%	27.6%	N.M.	16.1%
Adjusted EBITDA Margin						N.M.	16.5%
*N.M. - not meaningful

The following tables provide the reconciliation to trailing-twelve-month EBITDA and Adjusted EBITDA as of September 30, 2024, as well as the net leverage calculation of net debt to trailing-twelve-month Adjusted EBITDA.

	Twelve Months Ended September 30, 2024	Nine Months Ended September 30, 2024	Twelve Months Ended December 31, 2023	Nine Months Ended September 30, 2023
	(In millions)
Net income	$199.1	$178.4	$182.9	$162.2
Depreciation, depletion and amortization	132.8	101.5	123.8	92.5
Interest expense, net	47.6	36.1	52.9	41.4
Income taxes	65.5	59.4	62.4	56.3
EBITDA	$445.0	$375.4	$422.0	$352.4
Unrealized (gains) losses on benefit plan investments	(4.4)	(2.8)	(2.7)	(1.1)
Stock-based compensation expense	6.2	5.4	3.1	2.3
One-time separation costs	7.4	3.8	10.0	6.4
Adjusted EBITDA	$454.2	$381.8	$432.4	$360.0

Revenue	$2,888.6	$2,241.8	$2,830.3	$2,183.5
Net Income Margin	6.9%	8.0%	6.5%	7.4%
EBITDA Margin	15.4%	16.7%	14.9%	16.1%
Adjusted EBITDA Margin	15.7%	17.0%	15.3%	16.5%

	Twelve Months Ended September 30, 2023	Nine Months Ended September 30, 2023	Twelve Months Ended December 31, 2022	Nine Months Ended Sept. 30, 2022
	(In millions)
Net income	$180.2	$162.2	$116.2	$98.2
Depreciation, depletion and amortization	121.7	92.5	117.8	88.6
Interest expense, net	50.0	41.4	30.1	21.5
Income taxes	66.0	56.3	42.6	32.9
EBITDA	$417.9	$352.4	$306.7	$241.2
Unrealized (gains) losses on benefit plan investments	(1.9)	(1.1)	4.0	4.8
Stock-based compensation expense	3.4	2.3	2.7	1.6
One-time separation costs	6.4	6.4	—	—
Adjusted EBITDA	$425.8	$360.0	$313.4	$247.6

Revenue	$2,721.0	$2,183.5	$2,534.7	$1,997.2
Net Income Margin	6.6%	7.4%	4.6%	4.9%
EBITDA Margin	15.4%	16.1%	12.1%	12.1%
Adjusted EBITDA Margin	15.6%	16.5%	12.4%	12.4%
The following table provides the reconciliation of the net leverage calculation of net debt to Adjusted EBITDA.

	Twelve Months Ended September 30, 2024
	(In millions)
Long-term debt	$669.7
Long-term debt - current portion	8.8
Total debt	678.5
Add: Unamortized debt issuance costs	13.2
Total debt, gross	691.7
Less: Cash and cash equivalents, excluding restricted cash	220.4
Total debt, net	$471.3
Trailing-twelve-months ended September 30, 2024, Adjusted EBITDA	$454.2

Net leverage	1.0	x

The following table provides a reconciliation of consolidated GAAP net income to EBITDA and Adjusted EBITDA for forecasted results.

	2024
	Low	High
	(In millions)
Net income	$190.0	$205.0
Adjustments:
Interest expense, net	46.0	46.0
Income taxes	65.0	70.0
Depreciation, depletion and amortization	135.9	135.9
EBITDA	$436.9	$456.9
Unrealized (gains) losses on benefit plan investments	(2.9)	(2.9)
Stock-based compensation expense	7.2	7.2
One-time separation costs	3.8	3.8
Adjusted EBITDA	$445.0	$465.0
FORWARD-LOOKING STATEMENTS
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections or estimates for growth, shareholder value creation, financial guidance, expected backlog margin or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's 2023 Form 10-K and subsequent filings with the Securities and Exchange Commission.
Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.